EXHIBIT 16



                                THOMAS P. MONAHAN
                           CERTIFIED PUBLIC ACCOUNTANT
                               208 LEXINGTON AVENUE
                            PATERSON, NEW JERSEY 07502
                               TEL. (973) 790-8775




October 15, 1999


Mr. Steven Berry, Chief Executive Officer
CyPost Corporation
101-260 W. Esplanade, N. Vancouver
British Columbia



     I   have  previously  acted  as independent auditor for  CyPost Corporation since its  inception  but have  tendered my  resignation as independent auditor.


     I  have  received  and  reviewed  the  Form  8-K  dated  October  15, 1999,
Reporting  in  Item  4  the  change  in  independent  auditor  attendant  to  my resignation and the appointment of Arthur Andersen LLP as the Company's new independent auditor.


     I have reviewed Item 4 of such Form 8-K and have no disagreements with the statements made therein by the Registrant.


                                    Respectfully submitted,



                                    /s/ Thomas P. Monahan
                                    Certified Public Accountant